SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials [x]
Soliciting Material Pursuant to ss.240.14a-12


PUTNAM HIGH INCOME SECURITIES
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

URGENT NOTICE ABOUT YOUR INVESTMENT IN PUTNAM HIGH INCOME SECURITIES FUND

    The annual meeting of shareholders of Putnam High Income Securities Fund (PCF) is fast approaching. PCF's performance has lagged most of its peers recently and the shares continue to trade at a discount to net asset value (NAV). Consequently, we are proposing that PCF conduct a large self-tender offer at a price that is close to NAV.

    The Board of Trustees opposes a large self-tender offer. However, you should know that each "independent" Trustee receives more than $300,000 per year to oversee a number of mutual funds managed by PCF's investment advisor. And most of them own almost no shares of PCF. For example, Kenneth R. Leibler, who made $345,000 last year as an "independent" Trustee, owns a mere 100 shares of PCF. Is he truly independent? The Trustees know that a large self-tender offer would mean lower management fees for PCF's investment advisor. Do you think they are likely to bite the hand that feeds them? Of course not! That is why we want to elect Trustees with no allegiance to Putnam and who will act solely in your interest.

IT IS CRITICAL THAT YOU RETURN THE ENCLOSED GREEN PROXY CARD IMMEDIATELY! IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MAY VOTE ONLINE AT WWW.PROXYVOTE.COM OR BY TELEPHONE AT 1-800-454-8683. IF YOU HAVE ALREADY RETURNED MANAGEMENT'S PROXY CARD (EVEN IF YOU VOTED AGAINST THE BOARD'S NOMINEES), YOU MUST VOTE OUR GREEN PROXY CARD TO ELECT TRUSTEES THAT WILL IMPLEMENT A SELF-TENDER OFFER.

    IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR PROXY, PLEASE CALL INVESTORCOM AT 1-877-972-0090.


						Very truly yours,

						/S/Phillip Goldstein

						Phillip Goldstein
						Principal
					        Bulldog Investors, LLC